AMENDMENT AND WAIVER TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT AND WAIVER TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of December 12, 2014, is entered in to by and between SPINDLE, INC., a Nevada corporation (“Buyer”), and Ashton Craig Page, representative of MeNetwork, Inc., a Delaware corporation (the “Seller”) and the Seller Stockholders (the “Representative”).  Terms used herein without definition shall have the meanings ascribed to them in the Asset Purchase Agreement (defined below).

RECITALS

WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement, dated as of March 1, 2013 (as amended, modified and supplemented from time to time, the “Asset Purchase Agreement”), pursuant to which Buyer agreed to purchase the Assets of the Business of Seller in exchange for the Aggregate Share Consideration and the Assumed Liabilities;

WHEREAS, in accordance with Section 2.3(e) of the Asset Purchase Agreement, the Buyer and the Seller agreed that following the Closing, all rights of the Seller with respect to the Earnout would be exercised and administered by the Representative on behalf of the Seller and in accordance with Section 10.1 of the Asset Purchase Agreement, the Representative was appointed to serve as representative of the Seller Stockholders;

WHEREAS, since the Closing, the Buyer has determined that certain Assets acquired pursuant to the Asset Purchase Agreement are incompatible with the Buyer’s products and has determined to cease use of such Assets and as a result there is no opportunity for the Performance Target Thresholds required in connection with any Earnout payments to be satisfied (the “Product Sunset”); and

WHEREAS, in full satisfaction of any shares of common stock issuable or other amounts payable in connection with the Earnout as set forth in Section 2.3(c) of the Asset Purchase Agreement, the Buyer has agreed to accelerate and issue and the Representative has agreed to accept, on behalf of the Seller and the Seller Stockholders, that portion of the Earnout up to an aggregate of 1,000,000 shares of restricted common stock of the Buyer (the “Earnout Shares”) to be allocated pro-rata among the Seller Stockholders.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.

Incorporation of Recitals.  The recitals to this Amendment are an integral part of this Amendment and are hereby incorporated as a part of this Amendment as if set forth in it.

2.

Earnout Adjustment and Amendment.  In consideration of the Product Sunset, on or before December 31, 2014, in lieu of any shares of common stock issuable or other amounts payable in connection with the Earnout  as provided in accordance with Section 2.3(c) of the Asset Purchase Agreement, the Buyer hereby agrees to accelerate and issue and the Representative, on behalf of the Seller and the Seller Stockholders, agrees to accept, the Earnout Shares, to be issued and registered in the name of the Seller Stockholders in accordance with Schedule 1 attached hereto, in full satisfaction of Buyer’s obligations to Seller and the Seller stockholders in connection with the Earnout.  Upon the execution and delivery of this Agreement, subject to the issuance of the Earnout Shares in accordance with this Section 2, Buyer and Seller agree that no further Earnout payments are due from Buyer to Seller pursuant to the Asset Purchase Agreement.

3.

Waiver of All Claims to Earnout.  The Representative, on behalf of the Seller and the Seller Stockholders, agrees that none of the Seller or Seller Stockholders are entitled to receive, will not claim and expressly waives any entitlement to any rights, benefits or compensation, including but not limited to any equity securities of the Company, related to the Earnout other than as expressly set forth in this Amendment.

4.

Waiver and Release by Seller Parties.

(a)

Release.  The Representative, Seller and Seller Stockholders (the “Seller Parties”) shall irrevocably and unconditionally release, remise and forever discharge Buyer, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through under or in concert with any of the persons or entities listed in this subsection from any and all of the Seller Parties’ Claims, described in subsection (b) of this Section 4, whether known or unknown, suspected or unsuspected, in law or in equity, under federal, state or other law which the Seller Parties now have, or hereafter can, shall or may have whatsoever. The Seller Parties understand the significance of this release of unknown claims and their respective waiver of any statutory protection against a release of unknown claims.  The Seller Parties expressly waive the protection of any such governmental statutes or regulations.

(b)

Claims Released.  The claims released include all claims, promises, debts, liabilities, damages, causes of action or similar rights of any type or nature which in any way relate to the incompatibility of the Assets with Buyer’s products (the “Seller Parties’ Claims”).

(c)

Ownership of Claims.  Seller Parties represent that none of Seller Parties have assigned or transferred, or purported to assign or transfer, all or any part of any Seller Parties’ Claims released by this Amendment.

5.

Seller Parties’ Promises.

(a)

In addition to the release of the Seller Parties’ Claims provided for in Section 4, the Seller Parties promise never to file or prosecute a lawsuit, administrative complaint or charge, or other complaint or charge asserting any claims that are released by this Amendment.  Seller Parties represent that each has not filed or caused to be filed any lawsuit, complaint or charge with respect to any claim this Amendment releases.  Seller Parties further agree to request any government agency or other body assuming jurisdiction of any complaint or charge relating to a released claim to withdraw from the matter or dismiss the matter with prejudice.

(b)

Seller Parties represent and warrant to Buyer that each has reviewed the terms of this Amendment with its respective board of directors or management, as applicable, and has obtained all consents necessary for this Amendment to be valid, binding and enforceable against Seller Parties in accordance with its terms.  Seller Parties confirm that each is entering into this agreement voluntarily and without duress after full opportunity to consult with counsel of its choosing.

6.

Waiver and Release by Buyer.

(a)

Release.  Buyer  on behalf of itself, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection (collectively, the “Buyer  Parties”) irrevocably and unconditionally release, remise and forever discharge the Seller Parties, including all of Seller Parties’ past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through under or in concert with any of the persons or entities listed in this subsection from any and all Buyer Parties’ Claims, described in subsection (b) of this Section 6, whether known or unknown, suspected or unsuspected, in law or in equity, under federal, state or other law which the Buyer  Parties now have, or hereafter can, shall or may have whatsoever. The Buyer Parties understand the significance of this release of unknown claims and their respective waiver of any statutory protection against a release of unknown claims. The Buyer Parties expressly waive the protection of any such governmental statutes or regulations.

(b)

Claims Released.  The claims released include all claims, promises, debts, liabilities, damages, causes of action or similar rights of any type or nature which in any way relate to the incompatibility of the Assets with Buyer’s products (the “Buyer Parties’ Claims”)

(c)

Ownership of Claims.  The Buyer Parties represent that none of them has assigned or transferred, or purported to assign or transfer, all or any part of any Buyer Parties’ Claims released by this Agreement.

7.

The Buyer Parties’ Promises.

(a)

In addition to the release of Buyer Parties’ Claims provided for in Section 6, the Buyer Parties promise never to file or prosecute a lawsuit, administrative complaint or charge, or other complaint or charge asserting any claims that are released by this Amendment.  The Buyer Parties represent that none of them has filed or caused to be filed any lawsuit, complaint or charge with respect to any claim this Amendment releases.  The Buyer Parties further agree to request any government agency or other body assuming jurisdiction of any complaint or charge relating to a released claim to withdraw from the matter or dismiss the matter with prejudice.

(b)

Buyer represents and warrants to Seller and the Representative that it has reviewed the terms of this Amendment with its board of directors and has obtained all consents necessary for this Amendment to be valid, binding and enforceable against Buyer in accordance with its terms.  Buyer confirms that it is entering into this agreement voluntarily and without duress after full opportunity to consult with counsel of its choosing.

8.

Consequences of Violation of Promises.  If either party breaks any of the promises in this Amendment, such as, by way of example and not by way of limitation, by either party filing or prosecuting a lawsuit or charge based on claims that have been released, or if any representation made by a party in this Amendment was false when made, the party violating the promise will pay reasonable attorneys’ fees and all other costs incurred as a result of such breach or false representation, such as, by way of example and not by way of limitation, the innocent party’s cost of defending any suit brought with respect to a claim released by him or it.

9.

Effect of this Amendment.  Except as amended and set forth above, the Asset Purchase Agreement shall continue in effect in accordance with its terms without modification.

10.

Choice of Law.  The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the law of the State of Nevada without regard to conflicts-of-laws principles that would require the application of any other law.  Any proceeding arising out of or relating to this Amendment may be brought in the state or federal courts located in the Borough of Manhattan, City of New York, New York and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Amendment in any other court.

11.

Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile, pdf or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

12.

Entire Agreement. This Amendment, together with the Asset Purchase Agreement, and all exhibits and schedules attached hereto and thereto, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof or thereof, and any and all other written or oral agreements existing among the parties hereto are expressly cancelled.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BUYER:

SPINDLE, INC.,

By: /s/ William Clark

Name: William Clark

Title: President

APPOINTED SELLER REPRESENTATIVE:

/s/ Ashton Craig Page

ASHTON CRAIG PAGE